UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 9, 2005
LOUDEYE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144
(Address of Principal Executive Offices)	Zip Code
(206) 832-4000

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition
     On November 9, 2005, Loudeye issued a press release announcing its financial results for the third quarter ended September 30, 2005, and certain other information. A copy of Loudeye’s press release announcing these financial results and certain other information is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02.
     Loudeye management will conduct an audio webcast to discuss these financial results. The public is invited to listen in on this webcast. Management will discuss financial and operating results in the quarter and end the call with a question and answer session. Information regarding the webcast is as follows:

Date:	Wednesday, November 9, 2005

Time:	5:00 p.m. EDT / 2:00 p.m. PDT

Audio Webcast:	5:00 p.m. EDT / 2:00 p.m. PDT; live and archived; Webcast from http://www.loudeye.com/en/aboutus/earningscalls.asp. This webcast will be available until November 23, 2005 at 5:00 p.m. EDT
Item 9.01 Financial Statements and Exhibits
(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.
        99.1 Press Release issued November 9, 2005 by Loudeye Corp

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: November 9, 2005	By:	/s/ Ronald M. Stevens
Ronald M. Stevens
Chief Financial Officer and Chief Operating Officer